UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1427402
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

614 McKinley Place N.E.

Minneapolis, Minnesota 55413-2610

(Address of Principal Executive Office and Zip Code)

Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan

(Full Title of the Plan)

James Hippel

Senior Vice President of Finance and Chief Financial Officer

Bio-Techne Corporation

614 McKinley Place N.E.

Minneapolis, Minnesota 55413-2610

(612) 379-8854

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Melodie R. Rose

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7162

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (Reserved for Future Sales)	2,648,000	$123.12	$326,021,760	$40,589

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share, which may become issuable under the Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan (the “Second Amended and Restated 2010 EIP”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)

Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on October 19, 2017, as quoted on the Nasdaq Global Market.

Statement of Incorporation By Reference

This Registration Statement on Form S-8 is filed by Bio-Techne Corporation (the "Company “or the "Registrant") to register 2,648,000 shares of its common stock, par value $0.001 per share, for issuance under the Registrant’s Second Amended and Restated 2010 EIP, which common stock is in addition to the 3,000,000 shares of common stock registered on the Company's Registration Statement on Form S-8 filed on November 12, 2010 (File No. 333-170576) and the 800,000 shares of common stock registered on the Company's Registration Statement on Form S-8 filed on October 30, 2015 (File No. 333-207710) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A., filed herewith.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (included on signature page hereto).

99.1

Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 26, 2017.

BIO-TECHNE CORPORATION

By:	/s/ James Hippel
James Hippel
Senior Vice President of Finance and Chief Financial Officer

Each of the undersigned constitutes and appoints Charles R. Kummeth and James Hippel his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Bio-Techne Corporation relating to the Company’s Second Amended and Restated 2010 Equity Incentive Plan, any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Company’s Second Amended and Restated 2010 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ Charles R. Kummeth	President, Chief Executive Officer and Director	October 26, 2017
Charles R. Kummeth	(principal executive officer)

/s/ James Hippel	Senior Vice President—Finance and Chief Financial Officer	October 26, 2017
James Hippel	(principal financial and accounting officer)

/s/ Robert V. Baumgartner	Director	October 26, 2017
Robert V. Baumgartner

/s/ Charles A. Dinarello	Director	October 26, 2017
Charles A. Dinarello

/s/ John L. Higgins	Director	October 26, 2017
John L. Higgins

/s/ Karen A. Holbrook	Director	October 26, 2017
Karen A. Holbrook

/s/ Joseph D. Keegan	Director	October 26, 2017
Joseph D. Keegan

/s/ Roeland Nusse	Director	October 26, 2017
Roeland Nusse

/s/ Alpna Seth	Director	October 26, 2017
Alpna Seth

/s/ Randolph Steer	Director	October 26, 2017
Randolph Steer

/s/ Harold J. Wiens	Director	October 26, 2017
Harold J. Wiens

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Fredrikson & Byron, P.A., filed herewith.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (included on signature page hereto).

99.1

Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017.